SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  May 24, 1999

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                              THERMO TERRATECH INC.
             (Exact name of Registrant as specified in its charter)


Delaware                        1-9549                    04-2925807
(State or other               (Commission              (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)


45 First Avenue
Waltham, Massachusetts                                        02451
(Address of principal executive offices)                    (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

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This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo TerraTech Inc.'s Annual Report on Form 10-K for the year ended April 4, 1998. These include risks and uncertainties relating to: dependence of the Registrant's businesses on environmental regulation and on sales to government entities;
potential  environmental,   regulatory,  and  professional  liability;   intense
competition; development and commercialization of technology; dependence on the availability of certain raw materials; possible obsolescence of the Registrant's services due to technological change; the Registrant's acquisition and spinout strategies; the availability of government funding; the effect of seasonal influences on the Registrant's performance; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On May 24, 1999, the Registrant issued a press release regarding certain pretax restructuring and other charges that will be taken by the Registrant.

      The press release stated that the Registrant will record pretax charges totaling approximately $65 million, primarily in the first quarter of fiscal 2000, which ends July 3, 1999. These charges will be recorded as a result of the Registrant's proposed sale of various businesses. The Registrant's Thermo EuroTech N.V. subsidiary intends to sell its used-oil processing operations. The Registrant's The Randers Killam Group Inc. subsidiary plans to sell three operating units: BAC Killam, the Randers division, and E3-Killam. In addition, the Registrant's ThermoRetec Corporation subsidiary announced its intent to sell certain soil-recycling facilities.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits: not applicable.

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of May, 1999.



                                        THERMO TERRATECH INC.


                                        By:  /s/ Theo Melas-Kyriazi
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer